As filed with the Securities and Exchange Commission on August 7, 2015

REGISTRATION NO.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HERITAGE OAKS BANCORP

(Exact name of registrant as specified in its charter)

California	6022	77-0388249
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number) 1222 Vine Street Paso Robles, California 93446 (805) 239-5200	(I.R.S. Employer Identification No.)
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Simone Lagomarsino
Heritage Oaks Bancorp
President and Chief Executive Officer
1222 Vine Street
Paso Robles, California 93446
(805) 239-5200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jordan E. Hamburger, Esq.

Scott A. Schwartz, Esq.

Manatt, Phelps & Phillips, LLP
11355 W. Olympic Blvd.
Los Angeles, CA 90064
(310) 312-4331
(310) 914-5821—facsimile

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☒ Accelerated filer	☐ Non-accelerated filer	☐ Smaller reporting company
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(1)
Common Stock	1,189,538	$8.135	$9,676,891.60	$1,234.56

(1) This registration statement relates to shares of Common Stock, no par value (the “Common Stock”) to be offered for resale by the selling securityholders.

(2) Pursuant to Rule 416 promulgated under the Securities Act, there are also registered hereunder such indeterminate number of additional shares of Common Stock that may become issuable due to anti-dilution adjustments for changes resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(3) Estimated solely for the purpose of calculating the registration fee and based on the average of the high and low sales prices of our Common Stock of $8.135 on August 4, 2015 on the NASDAQ Capital Market pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Common Stock.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

PROSPECTUS

1,189,538 Shares of Common Stock

This prospectus relates to the securities listed below that may be offered for sale from time to time by the person named in this prospectus (and its transferees) identified under the heading “Selling Securityholder” on page 10 of this prospectus who currently own such securities or may acquire such securities upon the exercise or conversion of securities currently held.

An investment in the Securities involves risks. You should carefully consider all of the information set forth in this prospectus, including the risk factors beginning on page 7 of this prospectus, as well as the risk factors and other information contained in any documents we incorporate by reference into this prospectus before investing in any of the Securities. See “Information Incorporated by Reference.”

This prospectus covers some or all of the 1,189,538 shares of Common Stock issued to the Selling Securityholder pursuant to the Exchange Agreement, dated October 29, 2014, between Heritage Oaks Bancorp and the Selling Securityholder, as amended (the “Exchange Agreement”).  Pursuant to the Exchange Agreement we issued shares of Common Stock of the Company to the Selling Securityholder in exchange for 1,189,538 shares of the Company’s preferred stock designated as Series C Convertible Perpetual Preferred Stock having a liquidation preference of $3.25 per share (the “Series C Preferred Shares”), on a one-for-one exchange basis.

When used in this prospectus, the term “Securities” refers to the shares of Common Stock.  Pursuant to the Exchange Agreement, we agreed to file this resale registration statement covering the Securities.  The Selling Securityholder initially invested in the Series C Preferred Shares, pursuant to that certain Securities Purchase Agreement, dated March 10, 2010, between the Company and the Selling Securityholder (the “Securities Purchase Agreement”).

The Selling Securityholder may offer the Securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, at prevailing market prices, at prices related to prevailing market prices, at various prices determined at the time of sale or otherwise or at negotiated prices. If the Securities are sold through underwriters, broker-dealers or agents, the Selling Securityholder (or the purchasers of the Securities as negotiated with the Selling Securityholder) will be responsible for underwriting discounts or commissions or agent commissions, if any. The registration of the Securities does not necessarily mean that any of the Securities will be sold by the Selling Securityholder. The timing and amount of any sale is within the Selling Securityholder’s sole discretion, subject to certain restrictions. See “Plan of Distribution” on page 12 of this prospectus.

We will not receive any proceeds from the sale of Securities by the Selling Securityholder.

Shares of our Common Stock are traded on the NASDAQ Capital Market under the symbol “HEOP.” The closing sale price for our Common Stock as reported on the NASDAQ Capital Market on August 4, 2015 was $8.03.

None of the U.S. Securities and Exchange Commission, the Federal Deposit Insurance Corporation (“FDIC”), the Board of Governors of the Federal Reserve System or any state securities commission has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These Securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency or fund.

The date of this prospectus is August [__], 2015.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information from that contained or incorporated by reference in this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of Securities.

The distribution of this prospectus and the offering and sale of the Securities in certain jurisdictions may be restricted by law. This prospectus does not constitute an offer of, or a solicitation of an offer to buy, any Securities in any jurisdiction in which such offer or invitation would be unlawful.

Cautionary Note Regarding Forward-Looking Statements

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may,” and other similar expressions in this prospectus and the documents incorporated by reference herein. With respect to any such forward-looking statements, we claim the protection of the safe harbor provided for in the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented in this prospectus and the documents incorporated by reference herein, or those that we may make orally or in writing from time to time, are based on the beliefs of, on assumptions made by, and information available to, management at the time such statements are first made. Actual outcomes will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that management’s beliefs and assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from management’s expectations, and those differences may be material and adverse to our business, results of operations and financial condition. Accordingly, investors should use caution in relying on forward-looking statements to anticipate future results or trends.

Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed include the following:

•               Renewed softness in the economy, and the response of federal and state governments and our banking regulators thereto;

•               The effect of the current low interest rate environment or changes in interest rates on our net interest margin;

•               Changes in the Company’s business strategy or development plans;

•               Our ability to attract and retain qualified employees;

•                  A failure or breach of our operational security systems or infrastructure or those of our customers, our third party vendors or other service providers, including as a result of a cyber-attack;

•               Environmental conditions, including the prolonged drought in California, natural disasters such as earthquakes, landslides, and wildfires that may disrupt business, impede operations, or negatively impact the ability of certain borrowers to repay their loans and/or the values of collateral securing loans;

•               The possibility of an unfavorable ruling in a legal matter, and the potential impact that it may have on earnings, reputation, or the Bank’s operations;

•               The likelihood that any expansionary activities will be impeded while the Federal Deposit Insurance Corporation’s and California Department of Business Oversight’s joint Consent Order remains outstanding, and that we will be unable to comply with the requirements set forth in the Consent Order, which could result in restrictions on our operation;

•               The other risks set forth in our reports filed with the U.S. Securities and Exchange Commission. For further discussion of these and other factors, see “Risk Factors.” beginning on page 7 of this prospectus; and

•               Our success at managing the risks involved in the foregoing items.

Any forward-looking statements in this prospectus and any documents incorporated herein by reference and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to forward-looking statements in this prospectus to reflect events or circumstances after the date of this prospectus, and hereby specifically disclaim any intention to do so, unless required by law.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. It does not contain all of the information that is important to you. We urge you to read carefully the entire prospectus, the other information to which we refer, and the information incorporated herein by reference before investing in our common stock. You should pay special attention to the “Risk Factors” beginning on page 7 of this prospectus to determine whether an investment in any of the Securities is appropriate for you. In this prospectus, all references to the “Company,” “Heritage Oaks,” “we,” “us” and “our” refer to Heritage Oaks Bancorp and its subsidiaries, unless the context otherwise requires or where otherwise indicated.

Our Company

Heritage Oaks Bancorp (the “Company”) is a California corporation organized in 1994 to act as a holding company for Heritage Oaks Bank (“Bank”), a bank founded in 1983 that serves San Luis Obispo, Santa Barbara and Ventura counties. As of June 30, 2015, Heritage Oaks Bank operated primarily through 12 retail branches located on the Central Coast of California, in San Luis Obispo and Santa Barbara Counties and through other direct channels, including a loan production office in Ventura County.

The principal business of the Bank consists of attracting deposits from the general public and investing these funds primarily in commercial real estate and commercial business loans, loans secured by first mortgages on owner-occupied, one-to-four single family residences, operating and real estate procurement loans for agricultural business, multifamily residential property loans and a variety of consumer loans. The Bank offers a variety of deposit accounts for both individuals and businesses with varying rates and terms, which generally include savings accounts, money market deposits, certificate accounts and checking accounts. The Bank solicits deposits primarily in its market area and through the CDARs reciprocal deposit program, and in the past has accepted brokered deposits. The Bank also originates one-to-four single family residential mortgages for sale in the secondary market.  The Bank offers a variety of deposit accounts for both individuals and businesses with varying rates and terms, which generally include savings accounts, money market deposits, certificates of deposit and checking accounts. The Bank solicits deposits primarily in its market area, and accepts brokered deposits.

Other than holding the shares of the Bank, the Company conducts no significant activities. As a bank holding company, the Company generally is prohibited from acquiring direct or indirect ownership or control of more than 5 percent of the voting shares of any company which is not a bank or bank holding company, or from engaging directly or indirectly in activities other than those of banking, managing or controlling banks, or providing services for its subsidiaries. The principal exceptions to these prohibitions involve certain non-bank activities which, by statute or by regulation or order of the Federal Reserve Board, have been identified as activities closely related to the business of banking or managing or controlling banks. In October 2006, the Company formed Heritage Oaks Capital Trust II (“Trust II”). Trust II is a statutory business trust formed under the laws of the State of Delaware and is a wholly- owned, non-financial, non-consolidated subsidiary of the Company whose sole purpose was to issue trust preferred securities. In conjunction with the Mission Community Bancorp acquisition, the Company assumed two additional trusts; Mission Community Capital Trust I (“Trust III”), and Santa Lucia Bancorp (CA) Capital Trust (“Trust IV”) whose sole purposes were to issue trust preferred securities.

At June 30, 2015, Heritage Oaks had total assets of $1.8 billion, total deposits of $1.5 billion and shareholders’ equity of $202.1 million.

Important information concerning Heritage Oaks’ business is incorporated herein by reference from Item 1. Business in the Company’s Annual Report on Form 10-K that was filed with the U.S. Securities and Exchange Commission on March 6, 2015. See “Information Incorporated by Reference” and “Where You Can Find More Information” on page 14 to find out how you can obtain this information.

The Offering

Maximum number of shares of Common Stock offered by the Selling Securityholder	1,189,538 shares of Common Stock

Shares outstanding as of August 4, 2015	34,349,108 shares of Common Stock

Use of Proceeds	All Securities sold pursuant to this prospectus will be sold by the Selling Securityholder. We will not receive any of the proceeds from such sales.

Risk Factors

An investment in our Securities is subject to risks. Please refer to the information contained under the caption “Risk Factors” and other information included or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before investing in our Securities.

NASDAQ Capital Market Symbol	HEOP (Common Stock)

RISK FACTORS

An investment in our Securities involves a high degree of risk. Before you purchase any of our Securities, you should carefully consider the risks contained or incorporated by reference into this prospectus, including the information contained in the section entitled “Risk Factors “ in our Annual Report on Form 10-K for the year ended December 31, 2014 (the “2014 10-K”), and any risks described in our other filings with the U.S. Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before making a decision to invest in our Securities. Specifically, you should read the discussion of risks related to investments in our Common Stock.  See “Risks Factors” incorporated by reference herein from Item 1A. Risk Factors in our 2014 Form 10-K.  The risks described in the documents referred to in the preceding sentence are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If any such risks actually occur, our business, results of operations and financial condition could suffer. In that case, the trading price of our common stock and the values of any of our other Securities could decline, and you may lose all or part of your investment.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents the Company’s ratio of earnings to fixed charges on a consolidated basis for the periods presented. For purposes of calculating the ratio of earnings to fixed charges and preferred dividends, earnings consist of income (loss) before income taxes plus fixed charges. Fixed charges consist of interest on short and long term debt and interest on deposits, as well as an estimate of interest within net rental expense. For the periods ending December 31, 2012, 2011 and 2010, the Company had 21,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock (Series A Preferred Stock) issued on March 20, 2009 to the U.S. Treasury under the Capital Purchase Program. On July 17, 2013, the Company repurchased all 21,000 outstanding shares of the Series A Preferred Stock that were held by the Treasury, plus accrued but unpaid dividends. Dividends associated with the Series A Preferred Stock are included as a fixed charge for each of the years that the Series A Preferred stock was outstanding. The Company did not have any amortized premiums or discounts related debt for the periods shown. The ratios are based solely on historical financial information, and no pro forma adjustments have been made.

	For the Six Months Ended June 30,	For the Years Ended December 31,
	2015	2014	2013	2012	2011	2010
Ratio of Earnings/(Deficiency) to fixed charges

Including dividends on preferred stock	5.2	3.5	4.3	2.7	2.1	(1.0)
Excluding dividends on preferred stock	5.2	3.6	5.6	3.9	2.7	(1.2)

Due to the pre-tax operating losses in 2010, attributable to elevated levels of loan loss provisioning, earnings were inadequate to cover the fixed charges and preferred dividends for that year.

SUMMARY OF THE UNDERLYING TRANSACTION

On October 29, 2014, we entered into the Exchange Agreement with the Selling Stockholder, pursuant to which the Selling Stockholder agreed to exchange its Series C Preferred Shares, on a one-for-one exchange ratio basis, for 1,189,538 shares of Company Common Stock.  An initial exchange of 840,841 shares occurred on December 22, 2014, and a subsequent exchange of 348,697 shares occurred on June 4, 2015.  Immediately following the subsequent closing, no Series C Preferred Shares remained outstanding.

USE OF PROCEEDS

All Securities sold pursuant to this prospectus will be offered and sold by the Selling Securityholder. We will not receive any of the proceeds from such sales.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock does not purport to be complete and is qualified in its entirety by reference to the Heritage Oaks Bancorp Articles of Incorporation, copies of which have been filed with the SEC.

The authorized capital stock of Heritage Oaks Bancorp consists of 100,000,000 shares of common stock, and 5,000,000 shares of preferred stock, no par value. As of August 4, 2015, there were 34,349,108 shares of our Common Stock outstanding.

Common Stock

General.

The Company’s Articles of Incorporation authorize the issuance of up to 100,000,000 shares of Company common stock, no par value, of which 34,349,108 shares were outstanding as of August 4, 2015. Each share of our common stock has the same relative rights and is identical in all respects to each other share of our common stock. The common stock has no preemptive, conversion or redemption rights or sinking fund provisions.

Liquidation Rights.

In the event of liquidation, holders of common stock of the Company are entitled to rights to assets distributable to shareholders on a pro rata basis after satisfaction of liabilities and rights of holders of preferred stock, if any.

Assessment.

Shares of the Company’s common stock are not assessable.

Voting Rights.

Each share of Company common stock is entitled to one vote per share. Cumulative voting in the election of directors of the Company will apply by virtue of California law. Cumulative voting entitles a shareholder to vote as many votes as equals the number of shares the shareholder owns multiplied by the number of directors to be elected. A shareholder may cast all his votes for a single candidate or distribute such votes among any or all of the candidates.

Dividends.

The Company may pay cash dividends out of funds legally available therefor, subject to the restrictions set forth in the California General Corporation Law (the “CGCL”). The CGCL provides that neither a Company nor any of its subsidiaries shall make any distribution to the Company’s shareholders unless: (1) The amount of retained earnings of the Company immediately prior to the distribution equals or exceeds the sum of (A) the amount of the proposed distribution plus (B) the preferential dividends arrears amount, or (2) Immediately after the distribution, the value of the Company’s assets would equal or exceed the sum of its total liabilities plus the preferential rights amount.

As a holding company, our ability to pay dividends to our shareholders is affected by the ability of our subsidiary, Heritage Oaks Bank, to make distributions to us. The payment of cash dividends by the Bank is subject to restrictions set forth in the California Financial Code (the “Financial Code”). The Financial Code provides that a bank may not make a cash distribution to its shareholders in excess of the lesser of (a) a bank’s retained earnings; or (b) a bank’s net income for its last three fiscal years, less the amount of any distributions made by the bank or by any majority-owned subsidiary of the bank to the shareholders of the bank during such period. However, a bank may, with the approval of the Department of Business Oversight (“DBO”), make a distribution to its shareholders in an amount not exceeding the greater of (x) its retained earnings; (y) its net income for its last fiscal year; or (z) its net income for its current fiscal year. In the event that the DBO determines that the shareholders’ equity of a bank is inadequate or that the making of a distribution by the bank would be unsafe or unsound, the DBO may order the bank to refrain from making a proposed distribution. The FDIC may also restrict the payment of dividends if such payment would be deemed unsafe or unsound or if after the payment of such dividends, the bank would be included in one of the “undercapitalized” categories for capital adequacy purposes pursuant to federal law.

In addition, as a registered bank holding company, we are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

Preferred Stock

The Company’s Articles of Incorporation authorize the issuance of up to 5,000,000 shares of Company preferred stock, no par value, of which 21,000 shares have been designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series A, all of which have been redeemed and cancelled as of the date of this prospectus, 56,160 shares have been designated as the Series B Preferred Stock, all of which have been converted to shares of Common Stock as of the date of this prospectus, and 2,442,461 shares have been designated as the Series C Preferred Stock, of which 1,189,538 were issued to the Selling Securityholder and all of which have been exchanged for Common Stock on a one-for-one exchange ratio basis pursuant to the Exchange Agreement.

Our Articles of Incorporation, as amended, subject to limitations prescribed in such articles and subject to limitations prescribed by California law, authorize the board of directors, from time to time by resolution and without further shareholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the designation, powers, preferences and other rights of the shares and to fix the qualifications, limitations and restrictions thereof. As a result of its discretion with respect to the creation and issuance of preferred stock without shareholder approval, the board of directors could adversely affect the voting power of the holders of common stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of us.

Defensive Provisions in Articles or Bylaws

Heritage Oaks Bancorp’s Articles of Incorporation and Bylaws contain certain provisions that deal with matters of corporate governance and certain rights of shareholders that might be deemed to have a potential “anti-takeover” effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the board of directors but which individual Heritage Oaks shareholders may deem to be in their best interest, or in which shareholders may receive a substantial premium for their shares over then current market prices. As a result, Heritage Oaks shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of an incumbent board of directors or management of Heritage Oaks more difficult.

The following description of certain provisions of the Articles of Incorporation and bylaws of Heritage Oaks is necessarily general, and reference should be made in each case to such documents, which are contained as exhibits to Heritage Oaks’ previous filings with the SEC. See “Where You Can Find More Information” to learn how to obtain a copy of these documents.

Authorized Shares. Heritage Oaks Bancorp’s Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. The shares of common and preferred stock were authorized to provide Heritage Oaks’ board of directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and the exercise of employee stock options. However, these additional authorized shares may also be used by the board of directors, to the extent consistent with its fiduciary duty, to deter future attempts to gain control of Heritage Oaks. Heritage Oaks’ board has no present plans for the issuance of additional shares, other than the issuance of shares of Heritage Oaks common stock upon exercise of stock options and in this offering.

Purpose and Takeover Defensive Effects of Heritage Oaks’ Articles of Incorporation

The board of directors of Heritage Oaks believes that the provisions described above are prudent and will reduce Heritage Oaks’ vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by its board of directors. The board of directors believes these provisions are in the best interest of Heritage Oaks and its shareholders. In the judgment of the board of directors, Heritage Oaks’ board will be in the best position to determine the true value of Heritage Oaks and to negotiate more effectively for terms that will be in the best interest of its shareholders. Accordingly, the board of directors believes that it is in the best interest of Heritage Oaks and its shareholders to encourage potential acquirers to negotiate directly with the board of directors of Heritage Oaks, and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of the board of directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of Heritage Oaks and otherwise in the best interest of all shareholders.

Attempts to acquire control of financial institutions have become increasingly common. Takeover attempts, which have not been negotiated with and approved by the board of directors, present to shareholders the risks of a takeover on terms which may be less favorable than might otherwise be available. A transaction, which is negotiated and approved by the board of directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for Heritage Oaks and its shareholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of Heritage Oaks’ assets.

An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it to incur great expense. Although a tender offer or other takeover attempt may be made at a price substantially above the current market prices, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, shareholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise which is under different management and whose objectives may not be similar to those of the remaining shareholders. The concentration of control which could result from a tender offer or other takeover attempt could also deprive Heritage Oaks’ remaining shareholders of benefits of certain protective provisions of the Exchange Act, if the number of beneficial owners became less than the 300, thereby allowing for Exchange Act deregistration.

Despite the belief of Heritage Oaks as to the benefits to shareholders of these provisions of Heritage Oaks’ articles of incorporation, these provisions may also have the effect of discouraging a future takeover attempt which would not be approved by

Heritage Oaks’ board of directors, but pursuant to which shareholders may receive a substantial premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions may also render the removal of Heritage Oaks’ board of directors and management more difficult. The board of directors of Heritage Oaks, however, has concluded that the potential benefits outweigh the possible disadvantages.

Restrictions on Ownership

The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve prior to the acquisition of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.

SELLING SECURITYHOLDER

When we refer to the “Selling Securityholder” in this prospectus we mean the person listed in the table below. The Selling Securityholder may from time to time offer and sell any or all of the Securities set forth below pursuant to this prospectus. We do not know when or in what amounts the Selling Securityholder may offer Securities for sale. It is possible that the Selling Securityholder will not sell any or all of the shares offered under this prospectus.

The Selling Securityholder initially acquired the Securities covered by this prospectus on December 22, 2015 and June 4, 2015, at the closings of the Exchange Agreement described above under “Summary of the Underlying Transaction.” The Selling Securityholder may, at any time and from time to time, offer and sell pursuant to this prospectus any or all of the Securities in any type of transaction as more fully described in “—Plan of Distribution.”

Except as set forth below under “—Board Observer Rights of the Selling Securityholder,” and other than with respect to the acquisition of the Securities from us, the Selling Securityholder has not, or within the past three years has not had, any position, office, or other material relationship with us.

As mentioned in “—Plan of Distribution,” in offering the Securities covered by this prospectus, the Selling Securityholder (and any brokers, dealers or agents that participate in the distribution of Securities) may be deemed to be “underwriters” within the meaning of the Securities Act.

Board Observer Rights of the Selling Stockholder

The Selling Securityholder, Castle Creek Capital Partners IV, LP (“Castle Creek”), is entitled to designate one board observer to attend board of director meetings subject to applicable legal requirements for so long as Castle Creek holds an aggregate interest of at least 4.9% of all outstanding shares of our Common Stock.

Securities Covered by this Prospectus Held by Selling Securityholder

The following table sets forth the Selling Securityholder and its ownership of Securities to be offered pursuant to this prospectus. The percentage is based on the 34,349,108 shares of Common Stock outstanding as of August 4, 2015.

We do not know when or in what amounts the Selling Securityholder may offer Securities for sale. It is possible that the Selling Securityholder will not sell any or all of the Securities offered under this prospectus. Because the Selling Securityholder may offer all or some of the Securities pursuant to this prospectus, and because we have been advised that there are currently no agreements, arrangements or understandings with respect to the sale of any such Securities, we cannot estimate the number of Securities that will be held by the Selling Securityholder after completion of the offering. For purposes of the table below, we have assumed that the Selling Securityholder would sell all of the Securities held by it and therefore would hold no Securities following the offering and hold zero percentage of the Securities following the offering, other than shares of Common Stock that the Selling Securityholder informed us that they acquired independently of the Exchange Agreement and which are not included for resale in this offering. The Selling Securityholder has requested that its full allotment of Securities be registered for resale in this offering.

The information set forth below is based on information provided by the Selling Securityholder.

Name of Selling Securityholder	Shares of Common Stock beneficially owned pre- offering(1)(2)	Maximum shares of Common Stock to be offered	Shares of Common Stock Owned Post Offering (3)(4)	Percentage of Outstanding Common Stock Owned After Offering(5)
Castle Creek Capital Partners IV, LP (6)	3,672,638	1,189,538	2,483,100	7.23%

(1) As of August 4, 2015

(2) Includes shares of Common Stock purchased or acquired other than pursuant to the Exchange Agreement.

(3) Assumes that Selling Securityholder will sell all shares offered by it under this prospectus.

(4) Includes shares purchased or acquired other than pursuant to the Exchange Agreement, which shares are not being offered pursuant to this prospectus.

(5) This number represents the percentage of common stock to be owned by the Selling Securityholder after completion of the offering based on the 34,349,108 shares of Company Common Stock outstanding on August 4, 2015.

(6) John Eggemeyer is a managing principal of Castle Creek Capital IV LLC, the sole general partner of Castle Creek Capital Partners IV, LP.  Castle Creek Capital IV LLC and Mr. Eggemeyer each disclaim beneficial ownership of the Common Stock owned by Castle Creek Capital Partners IV, LP, except to the extent of their respective pecuniary interest in Castle Creek Capital Partners IV, LP.

PLAN OF DISTRIBUTION

We are registering the Securities issued to the Selling Securityholder to permit the resale of these Securities by the holder of the Securities from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Securityholder of the Securities. We will bear all fees and expenses incident to our obligation to register the Securities.

The Selling Securityholder may sell all or a portion of the Securities beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Securities are sold through underwriters or broker- dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent’s commissions. The Securities may be sold on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The Selling Securityholder may use any one or more of the following methods when selling Securities:

•               ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•               block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•               purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•               an exchange distribution in accordance with the rules of the applicable exchange;

•               privately negotiated transactions;

•               settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•               broker-dealers may agree with the Selling Securityholder to sell a specified number of such securities at a stipulated price per share;

•               through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•               a combination of any such methods of sale; and

•               any other method permitted pursuant to applicable law.

The Selling Securityholder also may resell all or a portion of the Securities in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that it meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the Selling Securityholder may arrange for other broker-dealers to participate in sales. If the Selling Securityholder effects such transactions by selling Securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Securityholder or commissions from purchasers of the Securities for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with sales of the Securities or otherwise, the Selling Securityholder may, to the extent permissible, enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The Selling Securityholder may also sell Securities short and if such short sale shall take place after the date that the registration statement of which this prospectus is a part is declared effective by the SEC, the Selling Securityholder may deliver Securities covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Securityholder may also loan or pledge common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The Selling Securityholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the Selling Securityholder has been advised that it may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The Selling Securityholder may, from time to time, pledge or grant a security interest in some or all of the Securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Securities from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholder also may transfer and donate the Securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Securityholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Securities. Upon being notified in writing by the Selling Securityholder that any material arrangement has been entered into with a broker-dealer for the sale of Securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (1) the name of each such Selling Securityholder and of the participating broker-dealer(s), (2) the number of shares involved, (3) the price at which such Securities were sold, (4) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (5) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (6) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent.

Under the securities laws of some states, the Securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Securityholder will sell any or all of the Securities registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each Selling Securityholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Securities by the Selling Securityholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the common stock. All of the foregoing may affect the marketability of the Securities and the ability of any person or entity to engage in market-making activities with respect to the Securities.

We will pay all expenses of the registration of the Securities pursuant to the Exchange Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the Selling Securityholder will pay all underwriting discounts and selling commissions, if any, and any related legal expenses incurred by it. We may indemnify the Selling Securityholder against certain liabilities, including some liabilities under the Securities Act, in accordance with the Exchange Agreement, or the Selling Securityholder may be entitled to contribution. We may be indemnified by the Selling Securityholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Securityholder specifically for use in this prospectus, in accordance with the Exchange Agreement, or we may be entitled to contribution.

LEGAL MATTERS

The validity of the Securities offered pursuant to this prospectus will be passed upon for us by Manatt, Phelps & Phillips, LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements in this Prospectus incorporated by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of Crowe Horwath LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

We disclose important information to you by referring you to documents that we have previously filed with the Commission. The information incorporated by reference is considered to be part of this Prospectus. We hereby incorporate by reference the following documents:

•                  Our Current Report on Form 8-K filed with the SEC on August 4, 2015, disclosing matters pursuant to Item 8.01 of Form 8-K;

•               Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015, filed on July 30, 2015;

•               Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015, filed on May 1, 2015;

•               Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 6, 2015;

•               Our Definitive Proxy Statement on Schedule 14A, filed on April 30, 2015;

•               Our Current Report on Form 8-K filed with the SEC on January 7, 2015, disclosing matters pursuant to Items 5.02 and 9.01 of Form 8-K;

•               Our amended Current Report on Form 8-K/A filed with the SEC on March 4, 2015, disclosing matters pursuant to Item 5.07 of Form 8-K;

•               Our Current Report on Form 8-K filed with the SEC on June 2, 2015, disclosing matters pursuant to Item 5.07 of Form 8-K;

•               Our Current Report on Form 8-K filed with the SEC on June 4, 2015, disclosing matters pursuant to Items 8.01 and 9.01 of Form 8-K; and

•               Our Current Report on Form 8-K filed with the SEC on June 8, 2015, disclosing matters pursuant to Item 8.01 of Form 8-K.

To the extent that any information contained in any report in Form 8-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded does not, except as so modified or superseded, constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by written or oral request made to us at the following address or telephone number:

1222 Vine Street
Paso Robles, California 93446
(805) 239-5200
Attention: Corporate Secretary

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any materials that we file with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for more information about the operation of the public reference rooms. The Commission also maintains an internet website, at www.sec.gov, that contains our filed reports, proxy and information statements and other information that we file electronically with the Commission. Additionally, we make these filings available, free of charge, on our website at www.heritageoaksbancorp.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the Commission. Except for those Commission filings specifically incorporated by reference in this prospectus, none of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all costs and expenses payable by us in connection with the sale of the securities being registered hereunder. All of the amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$1,235
*Legal fees and expenses	$5,000
*Accounting fees and expenses	$5,000
*Printing Costs	$2,000
*Mailing and other miscellaneous expenses	$1,500

*Total	$14,735

*Estimated

Item 14. Indemnification of Directors and Officers

Heritage Oaks Bancorp, as a California corporation, is subject to the California General Corporation Law (the “CGCL”), which provides a detailed statutory framework covering indemnification of any officer or other agent of a corporation who is made or threatened to be made a party to any legal proceeding by reason of his or her services on behalf of such corporation.

With respect to indemnification, the CGCL provides that to the extent any officer, director or other agent of a corporation is successful “on the merits” in defense of any legal proceeding to which such person is a party or is threatened to be made a party by reason of his or her service on behalf of such corporation or in defense of any claim, issue, or matter therein, such agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, but does not require indemnification in any other circumstance. The CGCL also provides that a corporation may indemnify any agent of the corporation, including officers and directors, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in a third party proceeding against such person by reason of his or her services on behalf of the corporation, provided the person acted in good faith and in a manner he or she reasonably believed to be in the best interests of such corporation. The CGCL further provides that in derivative suits a corporation may indemnify such a person against expenses incurred in such a proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and its shareholders. Indemnification is not available in derivative actions (i) for amounts paid or expenses incurred in connection with a matter that is settled or otherwise disposed of without court approval or (ii) with respect to matters for which the agent shall have been adjudged to be liable to the corporation unless the court shall determine that such person is entitled to indemnification.

The CGCL permits the advancing of expenses incurred in defending any proceeding against a corporate agent by reason of his or her service on behalf of the corporation upon the giving of a promise to repay any such sums in the event it is later determined that such person is not entitled to be indemnified. Finally, the CGCL provides that the indemnification provided by the statute is not exclusive of other rights to which those seeking indemnification may be entitled, by bylaw, agreement or otherwise, to the extent additional rights are authorized in a corporation’s articles of incorporation. The law further permits a corporation to procure insurance on behalf of its directors, officers and agents against any liability incurred by any such individual, even if a corporation would not otherwise have the power under applicable law to indemnify the director, officer or agent for such expenses.

The Bylaws of Heritage Oaks Bancorp provide that it shall, to the maximum extent permitted by the CGCL, have power to indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the corporation, and shall have power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law.

Directors’ and Officers’ Liability Insurance

Heritage Oaks Bancorp presently maintains a policy of directors’ and officers’ liability insurance that provides coverage sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933.

Item 15.                                                  Recent Sales of Unregistered Securities.

On October 29, 2014, the Company entered into an Exchange Agreement with Castle Creek Capital Partners IV, LP (“Castle

Creek”). Pursuant to the terms of the Exchange Agreement (the “Exchange Agreement”), Castle Creek would exchange 1,189,538 shares of the Company’s Series C Convertible Perpetual Preferred Stock having a liquidation preference of $3.25 per share (“Preferred Stock”) for shares of the Company’s common stock, no par value (“Common Stock”), on a one-for-one exchange ratio basis.

The Exchange Agreement was amended on December 22, 2014 to provide for two closings whereby Castle Creek would exchange 840,841 shares of Preferred Stock for 840,841 shares of Common Stock in an initial closing (“Initial Closing”) and exchange the remaining 348,697 shares of Preferred Stock for shares of Common Stock in a subsequent closing (the “Subsequent Closing”). The Initial Closing took place on December 24, 2014, and the Subsequent Closing took place on June 4, 2015.  Immediately following the Subsequent Closing, there are no shares of Series C Preferred Stock outstanding.

The Company relied on Section 4(2) and/ or Section 3(a)(9) of the Securities Act, as providing an exemption from registering the sale of these shares of common stock under the Securities Act because, among other reasons, the issuance was to an accredited investor not subject to any general solicitation and/or the transaction met the requirements of Section 3(a)(9) of the Securities Act.

Item 16.                                                  Exhibits

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17.                                                  Undertakings

The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of Regulation C of the Securities Act of 1933 (“Rule 424(b)”) if, in the aggregate, the changes in volume and price represent, no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (ii) and (iii) above do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     If the registrant is relying on Rule 430B:

(a)                                 Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)                                 Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)                                  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)                                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)                                 That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)                                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against, such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Luis Obispo, State of California on August 7, 2015.

HERITAGE OAKS BANCORP

By:

/s/ SIMONE F. LAGOMARSINO
Simone F. Lagomarsino
President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 7, 2015.

/s/ Michael J. Morris	Chairman of the Board
MICHAEL J. MORRIS

/s/ Donald H. Campbell	Vice Chairman of the Board
DONALD H. CAMPBELL

/s/ Simone F. Lagomarsino	Director, President and Chief Executive Officer
SIMONE F. LAGOMARSINO	(Principal Executive Officer)

/s/ Lonny D. Robinson	Executive Vice President and Chief Financial Officer
LONNY D. ROBINSON	(Principal Financial Officer)

/s/ Jason C. Castle	Senior Vice President and Chief Accounting Officer
JASON C. CASTLE	(Principal Accounting Officer)

/s/ Michael J. Behrman, M.D.	Director
MICHAEL J. BEHRMAN, M.D.

/s/ Mark C. Fugate	Director
MARK C. FUGATE

/s/ Dolores T. Lacey	Director
DOLORES T. LACEY

/s/ James J. Lynch	Director
JAMES J. LYNCH

/s/ Daniel J. O’Hare	Director
DANIEL J. O’HARE

/s/ Michael E. Pfau	Director
MICHAEL E. PFAU

/s/ Alexander F. Simas	Director
ALEXANDER F. SIMAS

/s/ Stephen P. Yost	Director
STEPHEN P. YOST

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1

Agreement and Plan of Merger, dated October 21, 2013, by and between Heritage Oaks Bancorp and Mission Community Bancorp incorporated by reference from Exhibit 2.1 to the Form 8-K filed with the SEC on October 22, 2013.

3.1	Articles of Incorporation incorporated by reference from Exhibit 3.1a to Registration Statement on Form S-4 Commission File No. 33-77504 filed with the SEC on April 8, 1994.

3.2

Amendment to the Articles of Incorporation filed with the Secretary of State on October 16, 1997 filed with the SEC in the Company’s 10-KSB for the year ended December 31, 1997 filed with the SEC on March 27, 1998, Commission File No. 000-25020.

3.3	Certificate of Amendment of Articles of Incorporation of Heritage Oaks Bancorp, filed with the SEC on Form 8-K on March 5, 2009, Commission File No. 000-25020.

3.4	Certificate of Amendment of Articles of Incorporation of the Company, filed with the SEC on Form 8-K on June 11, 2010, Commission File No. 000-25020.

3.5	The Company Bylaws, as amended, incorporated by reference from the Registration Statement on Form S-3, filed with the SEC on April 23, 2009, Commission File No. 333-158732.

3.6	Certificate of Amendment of Bylaws of the Company, filed with the SEC on Form 8-K on June 11, 2010, Commission File No. 000-25020.

4.1

Specimen form of the Company’s Common stock certificate incorporated by reference from Exhibit 4.1 to Registration Statement on Form S-4 Commission File No. 33-77504 filed with the SEC on April 8, 1994.

5.1	Opinion of Manatt, Phelps & Phillips, LLP*

10.1

Employment Agreement by and among Simone F. Lagomarsino and Heritage Oaks Bancorp and Heritage Oaks Bank, dated October 29, 2014, incorporated by reference from the Form 8-K filed with the SEC on October 30, 2014, Commission File No. 000-25020.**

10.2

Salary Protection Agreement by and among Lonny D. Robinson and Heritage Oaks Bancorp and Heritage Oaks Bank, dated August 1, 2014, incorporated by reference from the Company’s Annual Report on Form 10-K filed with the SEC on March 6, 2015, Commission File No. 000-25020.**

10.3	Salary Continuation Agreement with Lawrence P. Ward, filed with the SEC in the Company’s 10-QSB Report for the quarter ended March 31, 2001 filed on May 8, 2001, Commission File No. 000-25020.**

10.4

1997 Stock Option Plan incorporated by reference from Exhibit 4a to Registration Statement on Form S-8 No. 333-31105 filed with the SEC on July 11, 1997 as amended, incorporated by reference, from Registration Statement on Form S-8. Commission File No. 333-83235 filed with the SEC on July 20, 1999.

10.5	Form of Stock Option Agreement incorporated by reference from Exhibit 4b to Registration Statement on Form S-8 Commission File No. 333-31105 filed with the SEC on July 11, 1997.

10.6	2005 Equity Based Compensation Plan incorporated by reference from Appendix C to the Definitive Proxy Statement filed on Form DEF-14A with the SEC on May 6, 2005, File No. 333-83235.

10.7	Form of Salary Continuation Agreement, filed with the SEC in the Company’s 10-K reported for December 31, 2011 filed on February 28, 2012, Commission File No. 000-25020.

10.8

Exchange Agreement by and between Heritage Oaks Bancorp and Castle Creek Partners IV, LP, dated October 29, 2014, incorporated by reference from the Form 8-K/A filed with the SEC on October 31, 2014, Commission File

No. 000-25020.

10.9

First Amendment to Exchange Agreement by and between Heritage Oaks Bancorp and Castle Creek Partners IV, LP, dated December 22, 2014, incorporated by reference from the Form 8-K filed with the SEC on December 24, 2014, Commission File No. 000-25020.

10.10

Sixth Amendment to Service Bureau Processing Agreement dated July 6, 2010 between Fidelity Information Services, Inc. and Heritage Oaks Bank, filed with the SEC on Form 8-K on July 9, 2010, Commission File No. 000-25020.

10.11

Stipulation to the Issuance of a Consent Order and Consent Order between Heritage Oaks Bank and the Federal Deposit Insurance Corporation and the California Department of Business Oversight, incorporated by reference from the Form 8-K filed with the SEC on October 30, 2014, Commission File No. 000-25020.

10.12	Registration Rights Agreement, filed with the SEC on Form 8-K on March 10, 2010, Commission File No. 000-25020.

10.13	2015 Equity Incentive Plan filed with the SEC as Appendix A on Form DEF-14A on April 28, 2015, Commission File No. 000-25020.

10.14

Executive Salary Protection Agreement with Rob Osterbauer and Heritage Oaks Bank dated July 24, 2015, filed with the SEC in the Company’s 10-Q for the quarter ended June 30, 2015 filed with the SEC on July 30, 2015, Commission File No. 000-25020.**

12.1	Statement regarding computation of ratios.*

21	Subsidiaries of the Company. Heritage Oaks Bank is the only financial subsidiary of the Company.

23. 1	Consent of Crowe Horwath LLP*

23.2	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1).*

24.1	Power of Attorney.*

*Filed herewith

**Management contract or

compensatory plan agreement.